UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 20, 2021

Prospect Flexible Income Fund, Inc.
(Exact name of registrant as specified in its charter)

MARYLAND	814-00908	45-2460782
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10 East 40th Street, 42nd Floor, New York, New York 10016
(Address of principal executive offices, including zip code)

(212) 448-0702

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

    On April 20, 2021, Prospect Flexible Income Fund, Inc. (the “Company”) enter into (i) a new investment advisory agreement (the “New Advisory Agreement”) with Prospect Capital Management L.P., the Company’s new investment adviser (“PCM”), and (ii) a new expense limitation agreement (the “New ELA”) with PCM. Each of the New Advisory Agreement and the New ELA was unanimously approved by the Company’s Board of Directors, including by all of the directors who are not “interested persons” (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)). The Company’s stockholders approved the New Advisory Agreement at a Special Meeting of Stockholders held on March 31, 2021.

    The New Advisory Agreement replaces the Company’s prior investment advisory agreement, dated March 31, 2019 (the “Prior Advisory Agreement”), with Prospect Flexible Income Management, LLC, the Company’s former investment adviser (“PFIM”), which terminated effective April 20, 2021. The New Advisory Agreement is identical in all material respects to the Prior Advisory Agreement, except for its date of effectiveness, term and PCM serving as the Company’s investment adviser instead of PFIM. As such, the Prior Advisory Agreement and the New Advisory Agreement contain the same terms, provisions, conditions and fee rates, and provide for the same management services to be conducted by PCM as were conducted by PFIM. The New Advisory Agreement has an initial two-year term and may be continued thereafter for successive one-year periods if such continuance is approved in the manner provided for under Section 15 of the 1940 Act. The material terms of the New Advisory Agreement are further described and compared to those of the Prior Advisory Agreement in the Company’s definitive proxy statement filed with the U.S. Securities Exchange Commission (the “SEC”) on March 2, 2021. In addition, the termination of the Prior Advisory Agreement is described in the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2021.

    The New ELA replaces the Company’s former expense limitation agreement, dated March 31, 2019 (the “Former ELA), with PFIM, which terminated effective February 17, 2021. Under the New ELA, PCM may waive a portion or all of the investment advisory fees that it is entitled to receive under the New Advisory Agreement in order to limit the Company’s operating expenses to an annual rate, expressed as a percentage of the Company’s average quarterly net assets, equal to 8.00% (the “Expense Limit,” and each such permissive waiver referred to as a “Voluntary Waiver”). The Expense Limit under the New ELA is the same as the Expense Limit that existed under the Former ELA; however, in addition to the Voluntary Waivers, PCM has agreed to waive investment advisory fees to the extent necessary to limit the Company’s operating expenses to the Expense Limit from the effective date of the New ELA through September 30, 2021 (“Guaranteed Waiver”). The Former ELA only contained a Voluntary Waiver and, unlike the New ELA, did not contain a Guaranteed Waiver. The New ELA has an initial term ending on the first full month following the one-year anniversary of its effective date and may be continued thereafter for successive one-year periods in accordance with its terms. The material terms of the New ELA are further described in the Company’s definitive proxy statement filed with the SEC on March 2, 2021. In addition, the termination of the Former ELA is described in the Company’s Current Report on Form 8-K filed with the SEC on February 19, 2021.

The foregoing descriptions of the New Advisory Agreement and the New ELA are summaries only and are qualified in their entirety by reference to the full text of the New Advisory Agreement, attached hereto as Exhibit 10.1, and the full text of the New ELA, attached hereto as Exhibit 10.2, which are incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

The information required by Item 1.02 contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits
(d) Exhibits

10.1    Investment Advisory Agreement, by and between Prospect Flexible Income Fund, Inc. and Prospect Capital Management L.P.

10.2    Expense Limitation Agreement, by and between Prospect Flexible Income Fund, Inc. and Prospect Capital Management L.P.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Prospect Flexible Income Fund, Inc.

By:     /s/ M. Grier Eliasek
Name:    M. Grier Eliasek
Title:    Chief Executive Officer
Date:  April 20, 2021

Index to Exhibits

Exhibit Number	Description
10.1	Investment Advisory Agreement, by and between Prospect Flexible Income Fund, Inc. and Prospect Capital Management L.P.
10.2	Expense Limitation Agreement, by and between Prospect Flexible Income Fund, Inc. and Prospect Capital Management L.P.

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